EXHIBIT 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
Mark Roberts
Vice President Finance
(413) 568-9141

WORONOCO BANCORP, INC. REPORTS EPS OF $0.38 AND ASSETS OF APPROXIMATELY $900 MILLION; DECLARES CASH DIVIDEND OF $0.2025 PER SHARE

WESTFIELD, MA—October 21, 2004—Woronoco Bancorp, Inc. (the “Company”) (AMEX:WRO), the holding company for Woronoco Savings Bank (the “Bank”), reported net income of $1.4 million, or $0.38 per diluted share, for the quarter ended September 30, 2004 compared to $1.3 million, or $0.37 per diluted share, for the same quarter last year. Several factors affected the 2004 results including strong growth in average loan and core deposit balances and expansion in fee income and insurance commissions, somewhat offset by net interest margin compression and higher provision for loan losses and non-interest expenses. The Company also announced a cash dividend of $0.2025 per share, payable on December 2, 2004 to shareholders of record as of the close of business on November 10, 2004.

Total assets rose $102.4 million, or 12.9%, to $898.5 million at September 30, 2004 from $796.1 million at December 31, 2003 primarily reflecting growth in net loans. Total net loans rose $96.3 million, or 19.3%, largely due to purchases of adjustable-rate residential mortgages and solid loan origination activity, partially offset by prepayments and loan sales. The growth in the balance sheet was funded by increases in core and brokered deposits and FHLB advances, somewhat offset by a reduction in certificates of deposit. Core deposits, which exclude brokered deposits and certificates of deposit, grew $17.2 million, or 7.4%, to $250.1 million at September 30, 2004.

“The improved results reflect successful strategies designed to attract and retain customers by offering a diversified line of financial services products through our branch network and insurance subsidiary” commented Cornelius D. Mahoney, Chairman, President and CEO. “The recent purchase of Colton Insurance Agency, the opening of a new branch facility in Feeding Hills and the pending establishment of a new full-service branch in Longmeadow enhances our ability to serve our customers and expands our presence into a new market. While we continue to evaluate opportunities to grow our franchise, we remain committed to improving profitability, mitigating interest rate risk and maintaining solid credit quality and a strong capital base.”

Financial highlights include:

•	The dividend rose $0.03, or 17.4%, to $0.2025 per share in the third quarter of 2004 from $0.1725 in the third quarter of 2003. The current dividend yield is 2.08% based upon an annualized dividend of $0.81 per share and a closing stock price of $38.99 at September 30, 2004.

•	Net loan growth for the nine months ended September 30, 2004 was driven by purchases of adjustable-rate mortgages ($112.7 million) and loan origination volume ($111.9 million), offset by refinancings, prepayments and amortization of the existing portfolio ($117.5 million) and sales of longer-term, lower-coupon, fixed-rate residential mortgages ($10.3 million).

•	Asset quality remained outstanding at quarter end with the non-performing assets and troubled debt restructurings-to-total assets ratio at 0.05%.

•	At September 30, 2004, the allowance for loan losses-to-total loans was 0.60% and the allowance for loan losses-to-non-performing loans was 787%.

•	Core deposit growth was approximately 7.4% for the nine months ended September 30, 2004 mainly reflecting the success of promotional and sales activities associated with several relationship banking packages.

•	The capital position at September 30, 2004 remains strong with an equity-to-assets ratio of 9.05%. At September 30, 2004, the Company’s book value per share was $22.16.

•	The cost of deposits, excluding brokered deposits, declined 16 basis points to 1.23% in the third quarter of 2004 compared to 1.39% for the same period in 2003 primarily resulting from growth in lower-cost core deposit balances.

•	Net interest margin compressed to 2.60% for the three months ended September 30, 2004 compared to 2.74% for the same period in 2003 largely attributable to significant levels of loan prepayments and refinancings as well as accelerated cash flows and premium amortization in the existing mortgage-backed securities portfolio. The proceeds from these activities were used to support loan growth and to purchase investment securities at lower yields.

•	Non-interest income grew $114,000, or 8.1%, to $1.5 million for the three months ended September 30, 2004. Successful efforts to enhance non-interest income have helped diversify the Company’s revenue stream and reduce its dependence on net interest income.

Woronoco Bancorp, Inc. is a publicly owned savings and loan holding company and the parent corporation of Woronoco Savings Bank, a Massachusetts stock savings bank headquartered at 31 Court Street, Westfield, MA 01085. Woronoco Savings Bank provides a wide variety of financial products and services through its nine branch offices located in Hampden and Hampshire Counties in Western Massachusetts. Through its partnership with Infinex Financial Group, the Bank offers access to a full range of investment products, including stocks, bonds, mutual funds and annuities. The Bank’s subsidiary, the Woronoco Insurance Group, Inc., offers property and casualty insurance products and life insurance and group life, group health and accident insurance products for individuals and commercial clients. For more information regarding the Bank’s products and services, and for Woronoco Bancorp, Inc. investor-relations information, please visit our web site at www.woronoco.com.

Statements contained in this news release, which are not historical facts, are forward-looking statements that are defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time. Subject to applicable laws and regulations, the Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Attached are consolidated balance sheets, consolidated statements of income, and selected financial data and ratios. The condensed consolidated financial statements should be read in conjunction with the Company’s Form 10-K, which was filed on March 15, 2004.

WORONOCO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

	Unaudited September 30, 2004	December 31, 2003	Unaudited September 30, 2003
Assets
Cash and due from banks	$18,544	$18,110	$21,616
Interest-bearing deposits	1,049	1,069	1,844
Federal funds sold	—	7,115	2,185

Cash and cash equivalents	19,593	26,294	25,645
Trading securities	—	—	3,288
Securities available for sale, at fair value	240,861	233,376	240,575
Federal Home Loan Bank stock, at cost	17,218	15,373	15,373
Loans:
Residential mortgages	424,198	330,517	316,893
Commercial mortgages	78,353	71,998	77,715
Consumer loans	92,353	89,652	90,657
Commercial loans	16,382	14,931	14,237

Total loans	611,286	507,098	499,502
Unadvanced loan funds	(14,180)	(6,673)	(7,359)
Net deferred loan costs	797	817	765
Allowance for loan losses	(3,611)	(3,280)	(3,222)

Loans, net	594,292	497,962	489,686
Premises and equipment, net	10,016	10,131	10,067
Goodwill and other intangible assets, net	3,219	1,835	1,848
Other assets	13,280	11,081	10,625

Total assets	$898,479	$796,052	$797,107

Liabilities and Stockholders’ Equity
Deposits:
Demand	$30,176	$28,121	$27,317
NOW	62,102	60,802	61,911
Money market	71,621	60,179	62,315
Savings	86,159	83,768	83,513
Brokered deposits	80,352	52,232	42,488
Certificates of deposit	129,653	134,371	134,650

Total deposits	460,063	419,473	412,194
Short-term borrowings	86,173	42,466	74,170
Long-term debt	262,037	248,598	226,269
Mortgagors’ escrow accounts	2,137	1,825	2,024
Accrued expenses and other liabilities	6,793	4,947	4,969

Total liabilities	817,203	717,309	719,626

Commitments and contingencies
Stockholders’ Equity:
Preferred stock ($.01 par value; 2,000,000 shares authorized; no shares issued and outstanding)	—	—	—
Common stock ($.01 par value; 16,000,000 shares authorized; 5,998,860 shares issued; shares outstanding: 3,668,293 at September 30, 2004, 3,631,974 at December 31, 2003 and 3,622,402 at September 30, 2003)	60	60	60
Additional paid-in capital	61,665	60,337	59,711
Unearned compensation	(3,882)	(3,087)	(3,308)
Shares issuable under stock awards plan	795	—	—
Retained earnings	50,308	48,365	47,434
Accumulated other comprehensive income	3,465	3,731	4,185
Treasury stock, at cost (2,330,567 shares at September 30, 2004, 2,366,886 shares at December 31, 2003 and 2,376,458 at September 30, 2003)	(31,135)	(30,663)	(30,601)

Total stockholders’ equity	81,276	78,743	77,481

Total liabilities and stockholders’ equity	$898,479	$796,052	$797,107

WORONOCO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

(In Thousands Except Per Share Amounts)

	Unaudited Three Months Ended September 30,		Unaudited Nine Months Ended September 30,
	2004	2003	2004	2003
Interest and dividend income:
Loans, including fees	$7,535	$7,028	$21,709	$21,625
Interest and dividends on securities:
Taxable interest	2,062	1,908	5,957	5,271
Tax exempt interest	256	242	750	730
Dividends	547	493	1,560	1,433
Trading account securities	—	114	—	447
Federal funds sold	5	8	11	41
Other	2	5	5	12

Total interest and dividend income	10,407	9,798	29,992	29,559

Interest expense:
Deposits	1,765	1,611	4,879	5,100
Borrowings	3,313	3,268	9,554	9,438

Total interest expense	5,078	4,879	14,433	14,538

Net interest and dividend income	5,329	4,919	15,559	15,021
Provision for loan losses	103	28	300	104

Net interest and dividend income, after provision for loan losses	5,226	4,891	15,259	14,917

Non-interest income:
Fee income	1,020	916	3,145	2,464
Insurance commissions	318	294	1,110	949
Gain on sales of securities available for sale, net	—	165	—	580
Net (loss) gain on trading account activities	—	(118)	—	512
Gain on sales of loans, net	135	154	215	939
Gain on sale of supermarket branch	—	—	—	183
Penalty for prepayment of FHLB advances	—	—	—	(539)
Other income	52	—	182	19

Total non-interest income	1,525	1,411	4,652	5,107

Non-interest expenses:
Salaries and employee benefits	2,841	2,418	8,336	7,342
Occupancy and equipment	515	505	1,583	1,531
Marketing	145	152	369	525
Professional services	386	363	916	1,124
Data processing	275	270	804	786
Other general and administrative	663	715	2,010	2,078

Total non-interest expenses	4,825	4,423	14,018	13,386

Income before income taxes	1,926	1,879	5,893	6,638
Provision for income taxes	551	557	1,721	1,916

Net income	$1,375	$1,322	$4,172	$4,722

Earnings per share:
Basic	$0.40	$0.40	$1.22	$1.43
Diluted	$0.38	$0.37	$1.15	$1.34
Weighted average shares outstanding:
Basic	3,423,756	3,322,306	3,410,428	3,303,504
Diluted	3,647,613	3,579,916	3,622,357	3,534,988

WORONOCO BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA AND RATIOS

	Three Months Ended September 30,
	2004	2003
Earnings per share:
Basic	$0.40	$0.40
Diluted	$0.38	$0.37
Performance ratios:
Net interest margin	2.60%	2.74%
Return on average assets	0.62%	0.67%
Return on average equity	6.86%	7.02%
Non-interest income as a percentage of average assets	0.69%	0.72%
Non-interest expenses as a percentage of average assets	2.19%	2.25%
Average balance sheet (in thousands):
Investment securities (includes FHLB stock and trading securities)	$255,454	$248,877
Loans, net	580,709	481,719
Total assets	881,351	786,276
Interest-bearing deposits	429,377	378,421
Borrowings	335,582	301,720
Stockholders’ equity	80,135	75,281

	Nine Months Ended September 30,
	2004	2003
Earnings per share:
Basic	$1.22	$1.43
Diluted	$1.15	$1.34
Performance ratios:
Net interest margin	2.66%	2.96	% (1)
Return on average assets	0.66%	0.87	% (2)
Return on average equity	6.96%	8.54	% (2)
Non-interest income as a percentage of average assets	0.74%	0.91%
Non-interest expenses as a percentage of average assets	2.22%	2.39%

	At September 30, 2004	At December 31, 2003	At September 30, 2003
Capital and asset quality data:
Book value per share (3)	$22.16	$21.68	$21.39
Total equity to total assets	9.05%	9.89%	9.72%
Total non-performing assets and troubled debt restructurings as a percentage of total assets	0.05%	0.05%	0.04%
Allowance for loan losses as a percentage of total loans (4)	0.60%	0.65%	0.65%
Allowance for loan losses as a percentage of non-performing loans and troubled debt restructurings	786.71%	786.57%	944.87%
Banking offices at end of period	9	9	9

(1)	Excludes effect of -$197,000 adjustment to mortgage-backed securities interest income.

(2)	Excludes effect of -$197,000 adjustment to mortgage-backed securities interest income and related tax benefit of $57,000.

(3)	Calculation based on shares outstanding of 3,668,293 at September 30, 2004, 3,631,974 at December 31, 2003 and 3,622,402 at September 30, 2003.

(4)	Total loans includes loans, less unadvanced loan funds, plus deferred loan costs, net.